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   As filed with the Securities and Exchange Commission on April 3, 1997

                        Registration No. 33-91672
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                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549
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                  POST-EFFECTIVE AMENDMENT NO. 1
                                 TO
                             FORM S-8
                      REGISTRATION STATEMENT
                               UNDER
                    THE SECURITIES ACT OF 1933
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           THE BISYS-Registered Trademark- GROUP, INC.
      (Exact name of Registrant as specified in its charter)

Delaware                                              13-3532663
(State or other                                       (I.R.S.employer
jurisdiction of                                       identification number)
incorporation or
organization)
                          150 Clove Road
               Little Falls, New Jersey 07424-2136
       (Address of Principal Executive Offices) (Zip Code)

                            ----------

                      The BISYS Group, Inc.
                1995 Employee Stock Purchase Plan
                     (Full title of the Plan)

                            ----------

                          KEVIN J. DELL
                      The BISYS Group, Inc.
                          150 Clove Road
               Little Falls, New Jersey 07424-2136
             (Name and address of agent for service)

                          (201)812-8600
   (Telephone number, including area code, of agent for service)

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      Removal from Registration of Remaining Unsold Shares of
                 Common Stock of the Registrant

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 REMOVAL FROM REGISTRATION OF REMAINING UNSOLD SHARES OF COMMON STOCK

The BISYS Group, Inc. (the "Registrant") by this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 (Registration No. 33-91672) removes from registration under the Securities Act of 1933, as amended, an aggregate of 66,206 shares of common stock, par value $.02 per share (the "Common Stock"), registered under this Registration Statement which remain unsold at the termination of the offering made pursuant thereto. The offering of Common Stock pursuant to the Registration Statement was terminated by the Registrant effective at the close of business on December 31, 1995, as of which time the Registrant completed the sale of an aggregate of 33,794 shares of the original 100,000 shares of Common Stock registered thereunder.



                            SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Little Falls, State of New Jersey on the 3rd day of April, 1997.

                                       THE BISYS GROUP, INC.

                                       By: /s/ Kevin J. Dell
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                                          Kevin J. Dell
                                          Vice President, General Counsel and
                                          Secretary and Agent for Service